Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SECOND QUARTER RESULTS EXCEED

COMPANY’S GUIDANCE

Company Reports $0.41 per Diluted Share from Continuing Operations Compared to

Earnings Guidance Range of $0.30 to $0.40

Company Maintains 2010 EPS Range of $1.20 to $1.35

LOUISVILLE, Ky. (August 4, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2010. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Second Quarter Highlights:

•	Consolidated revenues rose 1% to $1.1 billion

— Each operating division reported revenue growth compared to last year

•	Reported diluted earnings per share totaled $0.41, including $0.01 of charges for transaction costs

— Second quarter earnings exceeded the high end of the Company’s earnings guidance range

•	Hospital volumes continued to improve

— Reported admissions grew 1% from last year

— Same-facility aggregate admissions grew 1%; same-facility commercial admissions grew 6%

— Volume growth in the quarter was partially offset by softer commercial pricing

•	Nursing and rehabilitation center admissions grew 3% in the second quarter compared to last year

— Reimbursement rates were generally in line with expectations

•	Peoplefirst Rehabilitation continued to report solid growth

— Second quarter revenues grew 1% while operating income rose 4% compared to last year

— Revenues per site of service grew nearly 6% from last year’s second quarter

•	Operating cash flows of $97 million were 17% higher than the same period last year

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

Second Quarter Results

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2010 rose 1% to $1.1 billion. Income from continuing operations for the second quarter of 2010 totaled $16.1 million or $0.41 per diluted share compared to $17.5 million or $0.45 per diluted share in the second quarter last year.

Second quarter 2010 operating results included pretax charges related to transaction costs of $0.9 million ($0.5 million net of income taxes or $0.01 per diluted share).

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In the second quarter of 2009, the Company recorded a loss of $24.0 million or $0.62 per diluted share related to the divestiture of six unprofitable nursing centers.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report good second quarter results. Our hospital and nursing center admissions growth was solid and we generally did a good job of controlling our costs. However, the softness in reimbursement rates in both of these businesses presents ongoing operational challenges.”

Commenting on the Company’s financial position, Mr. Diaz noted, “Our second quarter 2010 operating cash flows were 17% ahead of last year as we continued to focus on our accounts receivable collections. As a result, our accounts receivable balance at June 30, 2010 declined approximately $32 million from a year ago while our revenues continued to grow. As we have previously indicated to investors, we believe that our operating cash flows in 2010 will fund a significant portion of our routine and development capital spending.”

With respect to the Company’s ongoing development activities in the second half of 2010, Mr. Diaz remarked, “We are continuing to construct three additional hospitals that will open over the next 18 months, and we acquired a combined 241-bed skilled nursing/assisted living facility to further expand our presence in the Cleveland market. In other cluster markets, we recently opened a new 74-bed replacement hospital in Houston and began construction of a new 120-bed transitional care center in Indianapolis. We also acquired two hospitals and two nursing centers that were previously leased and opened a new replacement hospital in Sacramento, California. Finally, the ongoing development of our five hospital-based subacute units, 32 transitional care centers and 102 transitional care units is on track.”

2010 Earnings Guidance – Continuing Operations

The Company maintained its 2010 earnings guidance for continuing operations. The Company expects consolidated revenues for 2010 to approximate $4.4 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $567 million to $575 million. Rent expense is expected to approximate $359 million, while depreciation, amortization and net interest expense are expected to approximate $128 million. The Company expects to report income from continuing operations for 2010 between $48 million to $54 million or $1.20 to $1.35 per diluted share (based upon diluted shares of 39 million).

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

The Company also provided its earnings outlook for the third quarter of 2010, estimating diluted earnings per share between break-even and $0.10 per diluted share (based upon diluted shares of 39 million). Management’s estimated third quarter earnings range includes the expected impact of a $3 million favorable income tax adjustment.

The Company indicated that the earnings guidance for continuing operations reflects the anticipated impact of the notice issued by the Centers for Medicare and Medicaid Services (“CMS”) on July 16, 2010 related to payment rates for nursing centers and the final rules issued on July 30, 2010 related to payment rates for long-term acute care (“LTAC”) hospitals, both of which will be effective on October 1, 2010. The Company also indicated that the earnings guidance does not reflect any other reimbursement changes, any material acquisitions or divestitures, or any repurchases of common stock.

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. The second half of 2010 will present a number of operational challenges, including significant Medicare reimbursement changes in our nursing centers and Peoplefirst rehabilitation businesses. As in the past, high satisfaction levels from our patients, residents, customers, employees and physicians will continue to drive our operating results and business success.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2010 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held August 5, 2010 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on August 5 by dialing (719) 457-0820, access code: 8219402. The replay will be available through August 13.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, development opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (c) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (d) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (e) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (f) failure of the Company’s facilities to meet applicable licensure and certification requirements, (g) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (h) the Company’s ability to meet its rental and debt service obligations, (i) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (j) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (k) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (l) the Company’s ability to control costs, particularly labor and employee benefit costs, (m) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (n) the Company’s ability to attract and retain key executives and other healthcare personnel, (o) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (p) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (q) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (r) the Company’s ability to successfully dispose of unprofitable facilities, (s) events or circumstances which could result in impairment of an asset or other charges, (t) changes in generally accepted accounting principles (“GAAP”) or practices, and (u) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 53,500 employees in 40 states. At June 30, 2010, Kindred through its subsidiaries provided healthcare services in 633 locations, including 83 long-term acute care hospitals, 223 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 327 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenues	$1,081,364	$1,073,054	$2,171,201	$2,142,528

Income from continuing operations	$16,136	$17,538	$31,291	$40,879
Discontinued operations, net of income taxes:
Income (loss) from operations	87	(897)	(67)	(1,478)
Gain (loss) on divestiture of operations	54	(24,051)	(83)	(24,051)

Net income (loss)	$16,277	$(7,410)	$31,141	$15,350

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.41	$0.45	$0.79	$1.05
Discontinued operations:
Income (loss) from operations	—	(0.02)	—	(0.04)
Gain (loss) on divestiture of operations	—	(0.62)	—	(0.62)

Net income (loss)	$0.41	$(0.19)	$0.79	$0.39

Diluted:
Income from continuing operations	$0.41	$0.45	$0.79	$1.05
Discontinued operations:
Income (loss) from operations	—	(0.02)	—	(0.04)
Gain (loss) on divestiture of operations	—	(0.62)	—	(0.62)

Net income (loss)	$0.41	$(0.19)	$0.79	$0.39

Shares used in computing earnings (loss) per common share:
Basic	38,756	38,307	38,691	38,246
Diluted	38,914	38,415	38,881	38,366

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenues	$1,081,364	$1,073,054	$2,171,201	$2,142,528

Salaries, wages and benefits	612,205	620,830	1,239,380	1,236,048
Supplies	85,455	83,912	171,341	164,248
Rent	88,981	86,882	177,300	172,083
Other operating expenses	238,687	221,755	472,891	442,160
Other income	(2,857)	(2,823)	(5,941)	(5,695)
Depreciation and amortization	29,852	31,355	60,973	61,845
Interest expense	1,298	2,229	2,605	4,707
Investment (income) loss	377	(1,033)	(500)	(2,508)

	1,053,998	1,043,107	2,118,049	2,072,888

Income from continuing operations before income taxes	27,366	29,947	53,152	69,640
Provision for income taxes	11,230	12,409	21,861	28,761

Income from continuing operations	16,136	17,538	31,291	40,879
Discontinued operations, net of income taxes:
Income (loss) from operations	87	(897)	(67)	(1,478)
Gain (loss) on divestiture of operations	54	(24,051)	(83)	(24,051)

Net income (loss)	$16,277	$(7,410)	$31,141	$15,350

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.41	$0.45	$0.79	$1.05
Discontinued operations:
Income (loss) from operations	—	(0.02)	—	(0.04)
Gain (loss) on divestiture of operations	—	(0.62)	—	(0.62)

Net income (loss)	$0.41	$(0.19)	$0.79	$0.39

Diluted:
Income from continuing operations	$0.41	$0.45	$0.79	$1.05
Discontinued operations:
Income (loss) from operations	—	(0.02)	—	(0.04)
Gain (loss) on divestiture of operations	—	(0.62)	—	(0.62)

Net income (loss)	$0.41	$(0.19)	$0.79	$0.39

Shares used in computing earnings (loss) per common share:
Basic	38,756	38,307	38,691	38,246
Diluted	38,914	38,415	38,881	38,366

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$12,902	$16,303
Cash - restricted	5,508	5,820
Insurance subsidiary investments	63,010	106,834
Accounts receivable less allowance for loss	628,207	610,959
Inventories	22,295	22,303
Deferred tax assets	20,236	42,791
Income taxes	22,235	17,447
Other	23,165	21,194

	797,558	843,651

Property and equipment	1,603,474	1,515,700
Accumulated depreciation	(805,596)	(765,602)

	797,878	750,098

Goodwill	81,680	81,223
Intangible assets less accumulated amortization	68,039	64,491
Assets held for sale	11,221	8,806
Insurance subsidiary investments	112,963	100,223
Deferred tax assets	117,353	110,930
Other	64,938	62,802

	$2,051,630	$2,022,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,213	$161,066
Salaries, wages and other compensation	275,927	287,772
Due to third party payors	26,591	28,261
Professional liability risks	42,919	47,076
Other accrued liabilities	79,069	78,358
Long-term debt due within one year	88	86

	580,807	602,619

Long-term debt	140,003	147,647
Professional liability risks	213,629	195,126
Deferred credits and other liabilities	116,535	110,238

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,483 shares - June 30, 2010 and 39,104 shares - December 31, 2009	9,871	9,776
Capital in excess of par value	823,594	820,407
Accumulated other comprehensive loss	(624)	(423)
Retained earnings	167,815	136,834

	1,000,656	966,594

	$2,051,630	$2,022,224

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$16,277	$(7,410)	$31,141	$15,350
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,852	31,714	60,973	62,519
Amortization of stock-based compensation costs	2,746	2,660	5,521	5,099
Provision for doubtful accounts	5,846	7,631	12,277	14,647
Deferred income taxes	(3,264)	(7,328)	(10,727)	(9,507)
(Gain) loss on divestiture of discontinued operations	(54)	24,051	83	24,051
Other	1,089	32	926	236
Change in operating assets and liabilities:
Accounts receivable	29,601	22,274	(29,525)	(64,141)
Inventories and other assets	4,759	(2,026)	(6,486)	(9,561)
Accounts payable	(596)	170	(8,178)	(12,094)
Income taxes	(7,533)	2,878	21,753	46,101
Due to third party payors	(130)	(19,154)	(2,024)	(9,753)
Other accrued liabilities	18,349	27,405	7,212	21,870

Net cash provided by operating activities	96,942	82,897	82,946	84,817

Cash flows from investing activities:
Routine capital expenditures	(25,670)	(25,050)	(40,485)	(51,974)
Development capital expenditures	(12,288)	(13,846)	(19,855)	(26,908)
Acquisitions	(1,794)	(59,793)	(49,490)	(75,397)
Purchase of insurance subsidiary investments	(9,840)	(22,415)	(24,118)	(58,672)
Sale of insurance subsidiary investments	8,622	25,927	61,833	80,019
Net change in insurance subsidiary cash and cash equivalents	(1,926)	(4,783)	(7,501)	15,675
Change in other investments	2	2,000	2	2,000
Other	609	5,347	581	4,394

Net cash used in investing activities	(42,285)	(92,613)	(79,033)	(110,863)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	262,400	266,100	652,000	656,900
Repayment of borrowings under revolving credit	(319,000)	(359,900)	(659,600)	(731,500)
Payment of deferred financing costs	(31)	(118)	(53)	(427)
Issuance of common stock	—	—	35	—
Other	201	(89)	304	5

Net cash used in financing activities	(56,430)	(94,007)	(7,314)	(75,022)

Change in cash and cash equivalents	(1,773)	(103,723)	(3,401)	(101,068)
Cash and cash equivalents at beginning of period	14,675	143,450	16,303	140,795

Cash and cash equivalents at end of period	$12,902	$39,727	$12,902	$39,727

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second

Revenues	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$1,089,837	$1,081,364

Salaries, wages and benefits	615,218	620,830	629,077	617,961	627,175	612,205
Supplies	80,336	83,912	82,400	86,408	85,886	85,455
Rent	85,201	86,882	88,081	88,084	88,319	88,981
Other operating expenses	220,405	221,755	221,524	222,521	234,204	238,687
Other income	(2,872)	(2,823)	(2,870)	(2,947)	(3,084)	(2,857)
Depreciation and amortization	30,490	31,355	31,992	31,893	31,121	29,852
Interest expense	2,478	2,229	1,741	1,432	1,307	1,298
Investment (income) loss	(1,475)	(1,033)	(746)	(1,159)	(877)	377

	1,029,781	1,043,107	1,051,199	1,044,193	1,064,051	1,053,998

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	25,786	27,366
Provision for income taxes	16,352	12,409	901	9,453	10,631	11,230

Income from continuing operations	23,341	17,538	5,388	16,345	15,155	16,136
Discontinued operations, net of income taxes:
Income (loss) from operations	(581)	(897)	13	2,396	(154)	87
Gain (loss) on divestiture of operations	—	(24,051)	52	567	(137)	54

Net income (loss)	$22,760	$(7,410)	$5,453	$19,308	$14,864	$16,277

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$0.38	$0.41
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	—	—
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	—	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$0.38	$0.41

Diluted:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$0.38	$0.41
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	—	—
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	—	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$0.38	$0.41

Shares used in computing earnings (loss) per common share:
Basic	38,184	38,307	38,398	38,465	38,626	38,756
Diluted	38,315	38,415	38,524	38,693	38,859	38,914

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$492,509	$487,145	$468,069	$485,169	$507,062	$493,401

Nursing center division	529,942	537,545	539,217	543,638	539,321	542,215

Rehabilitation division	117,647	120,450	122,625	114,316	120,144	122,061

	1,140,098	1,145,140	1,129,911	1,143,123	1,166,527	1,157,677

Eliminations	(70,624)	(72,086)	(72,423)	(73,132)	(76,690)	(76,313)

	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$1,089,837	$1,081,364

Income from continuing operations:
Operating income (loss):
Hospital division	$100,899	$91,027	$78,674	$93,211	$95,033	$90,893 (a)

Nursing center division	75,574	79,522	73,383	77,111	70,249	76,493

Rehabilitation division	15,453	13,599	10,912	10,628	14,635	14,078

Corporate:
Overhead	(34,087)	(33,586)	(33,843)	(33,120)	(33,781)	(32,799)
Insurance subsidiary	(1,452)	(1,182)	(1,769)	(1,782)	(480)	(791)

	(35,539)	(34,768)	(35,612)	(34,902)	(34,261)	(33,590)

Operating income	156,387	149,380	127,357	146,048	145,656	147,874
Rent	(85,201)	(86,882)	(88,081)	(88,084)	(88,319)	(88,981)
Depreciation and amortization	(30,490)	(31,355)	(31,992)	(31,893)	(31,121)	(29,852)
Interest, net	(1,003)	(1,196)	(995)	(273)	(430)	(1,675)

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	25,786	27,366
Provision for income taxes	16,352	12,409	901	9,453	10,631	11,230

	$23,341	$17,538	$5,388	$16,345	$15,155	$16,136

(a)	Includes transaction costs approximating $0.9 million.

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Second Quarter 2009						Second Quarter 2010
	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$487,145	$537,545	$120,450	$—	$(72,086)	$1,073,054	$493,401	$542,215	$122,061	$—	$(76,313)	$1,081,364

Salaries, wages and benefits	220,628	272,801	101,824	25,577	—	620,830	221,086	264,653	101,982	24,484	—	612,205
Supplies	56,430	26,795	553	134	—	83,912	57,150	27,448	726	131	—	85,455
Rent	36,834	48,565	1,459	24	—	86,882	38,043	49,439	1,470	29	—	88,981
Other operating expenses	119,060	158,427	4,474	11,880	(72,086)	221,755	124,272	173,621	5,275	11,832	(76,313)	238,687
Other income	—	—	—	(2,823)	—	(2,823)	—	—	—	(2,857)	—	(2,857)
Depreciation and amortization	13,018	12,038	549	5,750	—	31,355	12,549	11,185	626	5,492	—	29,852
Interest expense	1	28	—	2,200	—	2,229	1	29	—	1,268	—	1,298
Investment (income) loss	3	(17)	(2)	(1,017)	—	(1,033)	—	(17)	(3)	397	—	377

	445,974	518,637	108,857	41,725	(72,086)	1,043,107	453,101	526,358	110,076	40,776	(76,313)	1,053,998

Income from continuing operations before income taxes	$41,171	$18,908	$11,593	$(41,725)	$—	29,947	$40,300	$15,857	$11,985	$(40,776)	$—	27,366

Provision for income taxes						12,409						11,230

Income from continuing operations						$17,538						$16,136

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$5,335	$10,495	$172	$9,048	$—	$25,050	$7,954	$9,135	$281	$8,300	$—	$25,670
Development	12,395	1,451	—	—	—	13,846	10,209	2,079	—	—	—	12,288

	$17,730	$11,946	$172	$9,048	$—	$38,896	$18,163	$11,214	$281	$8,300	$—	$37,958

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Six months ended June 30, 2009						Six months ended June 30, 2010
	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$979,654	$1,067,487	$238,097	$—	$(142,710)	$2,142,528	$1,000,463	$1,081,536	$242,205	$—	$(153,003)	$2,171,201

Salaries, wages and benefits	438,873	545,283	200,020	51,872	—	1,236,048	448,727	537,895	202,494	50,264	—	1,239,380
Supplies	110,575	52,347	1,040	286	—	164,248	115,084	54,576	1,413	268	—	171,341
Rent	73,279	95,839	2,910	55	—	172,083	75,458	98,831	2,945	66	—	177,300
Other operating expenses	238,280	314,761	7,985	23,844	(142,710)	442,160	250,726	342,323	9,585	23,260	(153,003)	472,891
Other income	—	—	—	(5,695)	—	(5,695)	—	—	—	(5,941)	—	(5,941)
Depreciation and amortization	25,530	23,723	1,096	11,496	—	61,845	25,563	23,298	1,211	10,901	—	60,973
Interest expense	1	68	—	4,638	—	4,707	3	60	—	2,542	—	2,605
Investment income	(4)	(75)	(4)	(2,425)	—	(2,508)	(1)	(35)	(4)	(460)	—	(500)

	886,534	1,031,946	213,047	84,071	(142,710)	2,072,888	915,560	1,056,948	217,644	80,900	(153,003)	2,118,049

Income from continuing operations before income taxes	$93,120	$35,541	$25,050	$(84,071)	$—	69,640	$84,903	$24,588	$24,561	$(80,900)	$—	53,152

Provision for income taxes						28,761						21,861

Income from continuing operations						$40,879						$31,291

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,179	$28,759	$362	$12,674	$—	$51,974	$14,019	$13,184	$548	$12,734	$—	$40,485
Development	21,881	5,027	—	—	—	26,908	15,983	3,872	—	—	—	19,855

	$32,060	$33,786	$362	$12,674	$—	$78,882	$30,002	$17,056	$548	$12,734	$—	$60,340

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	82	82	82	83	83	83
Number of licensed beds	6,520	6,520	6,520	6,580	6,580	6,576

Revenue mix %:
Medicare	56	55	55	56	56	56
Medicaid	10	10	11	9	9	9
Medicare Advantage	10	11	9	9	10	10
Commercial insurance and other	24	24	25	26	25	25

Admissions:
Medicare	7,421	7,117	6,875	7,283	7,432	7,125
Medicaid	1,052	1,053	1,165	984	997	990
Medicare Advantage	1,094	1,091	926	919	1,129	1,106
Commercial insurance and other	1,921	1,869	1,969	2,280	2,262	2,048

	11,488	11,130	10,935	11,466	11,820	11,269

Admissions mix %:
Medicare	65	64	63	63	63	63
Medicaid	9	9	11	9	8	9
Medicare Advantage	9	10	8	8	10	10
Commercial insurance and other	17	17	18	20	19	18

Patient days:
Medicare	197,377	197,203	188,712	196,067	202,882	195,964
Medicaid	50,868	50,485	53,585	47,352	47,813	45,952
Medicare Advantage	35,229	36,806	29,912	30,315	34,524	36,000
Commercial insurance and other	65,509	61,960	65,717	74,253	75,483	70,651

	348,983	346,454	337,926	347,987	360,702	348,567

Average length of stay:
Medicare	26.6	27.7	27.4	26.9	27.3	27.5
Medicaid	48.4	47.9	46.0	48.1	48.0	46.4
Medicare Advantage	32.2	33.7	32.3	33.0	30.6	32.5
Commercial insurance and other	34.1	33.2	33.4	32.6	33.4	34.5
Weighted average	30.4	31.1	30.9	30.3	30.5	30.9

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data (continued):
Revenues per admission:
Medicare	$37,262	$37,748	$37,105	$37,620	$38,078	$38,938
Medicaid	45,160	45,759	43,640	43,314	45,738	42,774
Medicare Advantage	46,387	46,950	47,597	47,807	45,187	46,169
Commercial insurance and other	61,286	63,716	59,957	54,662	56,344	59,842
Weighted average	42,872	43,769	42,805	42,314	42,899	43,784

Revenues per patient day:
Medicare	$1,401	$1,362	$1,352	$1,397	$1,395	$1,416
Medicaid	934	954	949	900	954	922
Medicare Advantage	1,440	1,392	1,473	1,449	1,478	1,418
Commercial insurance and other	1,797	1,922	1,796	1,678	1,688	1,735
Weighted average	1,411	1,406	1,385	1,394	1,406	1,416

Medicare case mix index (discharged patients only)	1.22	1.23	1.19	1.18	1.21	1.21

Average daily census	3,878	3,807	3,673	3,782	4,008	3,830
Occupancy %	66.0	64.7	63.6	64.3	68.2	66.1

Annualized employee turnover %	21.3	22.1	22.8	22.1	21.8	22.6

Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218	218	219
Managed	4	4	4	4	4	4

	222	222	222	222	222	223

Number of licensed beds:
Owned or leased	27,138	27,138	27,086	27,038	27,038	27,223
Managed	485	485	485	485	485	485

	27,623	27,623	27,571	27,523	27,523	27,708

Revenue mix %:
Medicare	35	35	34	33	35	34
Medicaid	41	41	42	43	41	41
Medicare Advantage	6	6	6	6	6	7
Private and other	18	18	18	18	18	18

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center data (continued):
Patient days (excludes managed facilities):
Medicare	374,853	375,140	360,009	353,443	369,102	363,149
Medicaid	1,326,654	1,323,157	1,357,596	1,368,198	1,312,517	1,292,246
Medicare Advantage	80,352	82,652	84,322	86,449	87,692	92,051
Private and other	403,320	415,510	415,467	403,166	397,550	415,921

	2,185,179	2,196,459	2,217,394	2,211,256	2,166,861	2,163,367

Patient day mix %:
Medicare	17	17	16	16	17	17
Medicaid	61	60	61	62	61	60
Medicare Advantage	4	4	4	4	4	4
Private and other	18	19	19	18	18	19

Revenues per patient day:
Medicare Part A	$457	$459	$464	$466	$470	$469
Total Medicare (including Part B)	497	500	508	510	513	515
Medicaid	165	167	166	170	168	171
Medicare Advantage	380	392	398	405	398	400
Private and other	235	232	234	239	238	234
Weighted average	243	245	243	246	249	250

Average daily census	24,280	24,137	24,102	24,035	24,076	23,773
Admissions (excludes managed facilities)	18,166	18,456	17,803	18,376	19,026	18,924
Occupancy %	89.3	88.9	88.9	88.9	89.0	87.3
Medicare average length of stay	34.8	35.5	36.3	35.1	33.7	35.2

Annualized employee turnover %	37.9	39.9	40.2	38.9	36.7	38.8

Rehabilitation data:
Revenue mix %:
Company-operated	61	60	59	64	64	63
Non-affiliated	39	40	41	36	36	37

Sites of service (at end of period)	661	659	660	622	619	633
Revenue per site	$177,984	$182,775	$185,797	$183,789	$194,094	$192,829

Therapist productivity %	84.8	84.8	83.5	83.8	83.8	84.2

Annualized employee turnover %	10.9	11.6	13.1	12.8	12.6	14.2

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2010		2009		2010		2009
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Income from continuing operations:
As reported in Statement of Operations	$16,136	$16,136	$17,538	$17,538	$31,291	$31,291	$40,879	$40,879
Allocation to participating unvested restricted stockholders	(300)	(299)	(323)	(322)	(578)	(575)	(762)	(759)

Available to common stockholders	$15,836	$15,837	$17,215	$17,216	$30,713	$30,716	$40,117	$40,120

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$87	$87	$(897)	$(897)	$(67)	$(67)	$(1,478)	$(1,478)
Allocation to participating unvested restricted stockholders	(2)	(2)	17	17	1	1	28	27

Available to common stockholders	$85	$85	$(880)	$(880)	$(66)	$(66)	$(1,450)	$(1,451)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$54	$54	$(24,051)	$(24,051)	$(83)	$(83)	$(24,051)	$(24,051)
Allocation to participating unvested restricted stockholders	(1)	(1)	442	441	2	2	448	447

Available to common stockholders	$53	$53	$(23,609)	$(23,610)	$(81)	$(81)	$(23,603)	$(23,604)

Net income (loss):
As reported in Statement of Operations	$16,277	$16,277	$(7,410)	$(7,410)	$31,141	$31,141	$15,350	$15,350
Allocation to participating unvested restricted stockholders	(303)	(302)	136	136	(575)	(572)	(286)	(285)

Available to common stockholders	$15,974	$15,975	$(7,274)	$(7,274)	$30,566	$30,569	$15,064	$15,065

Shares used in the computation:
Weighted average shares outstanding -basic computation	38,756	38,756	38,307	38,307	38,691	38,691	38,246	38,246

Dilutive effect of employee stock options		158		108		190		120

Adjusted weighted average shares outstanding - diluted computation		38,914		38,415		38,881		38,366

Earnings (loss) per common share:
Income from continuing operations	$0.41	$0.41	$0.45	$0.45	$0.79	$0.79	$1.05	$1.05
Discontinued operations:
Income (loss) from operations	—	—	(0.02)	(0.02)	—	—	(0.04)	(0.04)
Gain (loss) on divestiture of operations	—	—	(0.62)	(0.62)	—	—	(0.62)	(0.62)

Net income (loss)	$0.41	$0.41	$(0.19)	$(0.19)	$0.79	$0.79	$0.39	$0.39

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2010 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of August 4, 2010		As of May 4, 2010
	Low	High	Low	High

Operating income	$567	$575	$571	$579

Rent	359	359	360	360
Depreciation and amortization	123	123	123	123
Interest, net	5	5	5	5

Income from continuing operations before income taxes	80	88	83	91
Provision for income taxes	32	34	35	37

Income from continuing operations	48	54	48	54
Allocation to participating unvested restricted stockholders	1	1	1	1

Available to common stockholders	$47	$53	$47	$53

Earnings per diluted share	$1.20	$1.35	$1.20	$1.35

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The Company indicated that the earnings guidance reflects the anticipated impact of the notice issued by CMS on July 16, 2010 related to payment rates for nursing centers and the final rules issued on July 30, 2010 related to payment rates for LTAC hospitals, both of which will be effective on October 1, 2010. The Company also indicated that the earnings guidance does not reflect any other reimbursement changes, any material acquisitions or divestitures, or any repurchases of common stock.

- END -